Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Common Stock, par value $0.0001, beneficially owned by each of them, of Loxo Oncology, Inc., a public limited liability company incorporated under the laws of the State of Delaware. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 17th day of January, 2017.

ACCESS INDUSTRIES MANAGEMENT, LLC	/s/ Alejandro Moreno Signature Alejandro Moreno / Executive Vice President Name/Title

ACCESS INDUSTRIES, INC.	/s/ Alejandro Moreno Signature Alejandro Moreno / Executive Vice President Name/Title

AI LOXO HOLDINGS 2 LLC	By: Access Industries Management, LLC, its Manager /s/ Alejandro Moreno Signature Alejandro Moreno / Executive Vice President Name/Title

AI LIFE SCIENCES INVESTMENTS LLC	By: AI LSI Management LLC, its Manager By: Access Industries Management, LLC, its Manager /s/ Alejandro Moreno Signature Alejandro Moreno / Executive Vice President Name/Title

AI LSI-SPV LLC	By: Access Industries Management, LLC, its Manager /s/ Alejandro Moreno Signature Alejandro Moreno / Executive Vice President Name/Title

AI LSI MANAGEMENT LLC	By: Access Industries Management, LLC, its Manager /s/ Alejandro Moreno Signature Alejandro Moreno / Executive Vice President Name/Title

ACCESS INDUSTRIES HOLDINGS LLC	By: Access Industries Management, LLC, its Manager /s/ Alejandro Moreno Signature Alejandro Moreno / Executive Vice President Name/Title

* Signature Len Blavatnik Name

*	The undersigned, by signing his name hereto, executes this Schedule 13D pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik (as filed with the SEC on February 13, 2015).

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Attorney-in-Fact